Exhibit 10.8

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.
WARRANT TO PURCHASE STOCK

Company:	ForeScout Technologies, Inc., a Delaware corporation
Number of Shares:	as set forth below
Class of Stock:	as set forth below
Warrant Price:	as set forth below
Issue Date:	October 24, 2012
Expiration Date:	The 7th anniversary after the Issue Date
Credit Facility:	Loan and Security Agreement among the Company, Gold Hill Capital 2008, LP and Silicon Valley Bank dated October 24, 2012 (the “Loan Agreement”).
THIS WARRANT CERTIFIES THAT, for good and valuable consideration, including, without limitation, the mutual promises contained in the Loan Agreement, GOLD HILL CAPITAL 2008, LP (Gold Hill Capital 2008, LP, together with any registered holder from time to time of this Warrant or any holder of the shares issuable or issued upon exercise of this Warrant, “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the Class of Stock (the “Shares”) of the Company at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is issued in connection with the Loan Agreement.
As used herein:
“Class of Stock” means Next Round Stock; provided, however, that if the Next Round does not occur prior to March 31, 2013, then the “Class of Stock” shall be the Company’s then newly authorized Series E-1 Preferred Stock. Notwithstanding the foregoing: (i) in the event that the Company closes the Next Round after March 31, 2013 and the Next Round Price is lower than $3.00 per share, then the “Class of Stock” shall be Next Round Stock; and (ii) in the event the Company consummates an Acquisition or a liquidation, winding up or dissolution under its Certificate of Incorporation prior to the Next Round, the “Class of Stock” shall be Series E-1 Preferred Stock.
“Fully Diluted Basis” means the Company’s outstanding capital stock, including (i) all common stock, (ii) all preferred stock on an as-converted to common stock basis, and (iii) all shares reserved for grant or issuance under the Company’s employee equity incentive option pool, and assuming full conversion of all convertible securities and exercise of all convertible securities and exercise of all convertible rights, options and warrants, reserved or outstanding, directly or indirectly, into common stock of the Company.

“Measurement Date” means (i) if the Class of Stock is Next Round Stock, the date the Next Round closes, or (ii) if the Class of Stock is Series E-1 Preferred Stock, the date that is the later of (A) the Company’s authorization of sufficient Series E-1 Preferred Stock for the Company’s warrants issued as of the Issue Date and (B) the earlier of March 31, 2013 or an Acquisition or the Company’s liquidation, winding up or dissolution under its Certificate of Incorporation.
“Number of Shares” shall equal: (i) 0.5625% of the Company’s outstanding capital stock on a Fully Diluted Basis measured on the Measurement Date, plus (ii) upon the Tranche 2 Growth Capital Advance (as defined in the Loan Agreement) being made under the Loan Agreement, an additional 0.3375% of the Company’s outstanding capital stock on a Fully Diluted Basis measured on the Measurement Date.
“Next Round” means the Company’s next sale, after the Issue Date, of its convertible preferred stock.
“Next Round Price” means the price per share at which shares of the Company’s convertible preferred stock are sold in the Next Round.
“Next Round Stock” means the Company’s convertible preferred stock sold in the Next Round.
“Series E-1 Preferred Stock” means the Company’s yet to be authorized convertible Series E-1 Preferred Stock which, if and when authorized, shall have the same terms, rights and privileges as the Company’s Series E Preferred Stock, including but not limited to, liquidation rights (except the Series E-1 liquidation preference will initially be $3.00 plus any declared but unpaid dividends, and dividends will not be declared on Series E unless also declared on Series E-1 and in amounts proportionate to their respective original issue prices), preferences and participation rights, at an original issue price and price per share of $3.00.
“Warrant Price” means: (i) if the Class of Stock is Series E-1 Preferred Stock, the Warrant Price is $3.00 per share (as adjusted for stock splits, dividends, combinations and the like), or (ii) if the Class of Stock is Next Round Stock, the Warrant Price is the Next Round Price (as adjusted for stock splits, dividends, combinations and the like).
ARTICLE 1. EXERCISE.
1.1    Method of Exercise. Holder may exercise this Warrant, in whole or in part, by surrendering this Warrant and delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.
1.2    Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant being converted minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3    Fair Market Value. If the Company’s common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering (“IPO”), the “price to public” per share price specified in the final prospectus relating to such offering). If the Company’s common stock is traded in a public market and the Shares are preferred stock, the fair market value of a Share shall be the closing price of a share of the Company’s common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or, in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s IPO, the initial “price to public” per share price specified in the final prospectus relating to such offering), in both cases, multiplied by the number of shares of the Company’s common stock into which a Share is convertible. If the Company’s common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.
1.4    Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.
1.5    Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.
1.6    Treatment of Warrant Upon Acquisition of Company.
1.6.1    “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or any Deemed Winding Up (as defined in the Company’s Amended and Restated Certificate of Incorporation); provided, however, that “Acquisition” does not include a sale of the Company’s equity securities in a bona fide equity financing.
1.6.2    Treatment of Warrant at Acquisition.
A)    Upon the written request of the Company, Holder agrees that, in the event of an Acquisition in which the sole consideration is cash and/or publicly traded securities (or a combination of both) and the Company does not continue as an independent going concern, either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

B)    Upon the closing of any Acquisition other than those particularly described in subsection (A) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.
ARTICLE 2. ADJUSTMENTS TO THE SHARES.
2.1    Stock Dividends, Splits, Etc. If the Company declares or pays a stock dividend or stock distribution on the Shares, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares purchasable hereunder shall be proportionately decreased.
2.2    Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation, but shall not include any conversions or reclassifications as a result of a failure to participate in any equity financings of the Company or any “right of first offer” or other pay to play provisions set forth in the Company’s Certificate of Incorporation except for the adjustments set forth in Section 2.4. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.
2.3    Adjustments for Diluting Issuances. If the Shares are preferred stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company’s Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the Shares in the Company’s Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares.
2.4    “Pay to Play”. In the event that any “pay to play” terms or conditions (i.e. terms or conditions that require a holder of the Company’s Preferred Stock to purchase securities in a future round of equity financing or else lose the benefit of antidilution protection applicable to the shares of Preferred Stock issuable upon the exercise of this Warrant or have such shares of Preferred Stock automatically convert to common stock or convert to another class and series of the Company’s capital stock) in the Company’s Certificate of Incorporation, are triggered in connection with the consummation of a Down Round (as defined below) or otherwise after the date hereof, then in such event, this Warrant shall automatically adjust to provide the Holder with the same securities and/or rights that the Holder would have received had the Holder participated in the Down Round to its full pro rata share with respect to the Preferred Stock issuable upon exercise of this Warrant (e.g., if this Warrant provides for the purchase of Series D Preferred Stock, and the Company after the date hereof consummates a Down Round in which those holders of Series D Preferred Stock who participate to their full pro rata share in such Down Round become entitled to exchange such Series D Preferred Stock for Series D-1 Preferred Stock and those holders of Series D Preferred Stock who do not participate to their full pro rata share will have their Series D Preferred Stock converted into Common Stock, then this Warrant would automatically adjust to provide the right to purchase Series D-1 Preferred Stock instead of Common Stock). A “Down Round” means any non-public offering of equity securities of the Company after the Issue Date of this Warrant at a price per share lower than the $1.1168.
2.5    No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. The foregoing notwithstanding, the Company shall not have been deemed to have impaired Holder’s rights hereunder if it amends its Certificate of Incorporation, or the holders of Preferred Stock waive rights thereunder, in a manner that does not affect Holder in a manner different from the effect that such amendment or waivers have generally on the rights of the holders of Preferred Stock.
2.6    Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.
2.7    Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other authorized officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
3.1    Representations and Warranties and Covenants. The Company represents and warrants and covenants to Holder as follows:
(a)    The Company shall authorize and issue sufficient shares of either Series E-1 Preferred Stock or Next Round Stock, as applicable, for the full exercise of this Warrant on or before the exercise of this Warrant, and the Company shall not consummate an Acquisition or a liquidation, winding up or dissolution under its Certificate of Incorporation until the Company has authorized and issued sufficient shares of either Series E-1 Preferred Stock or Next Round Stock, as applicable, for the full exercise of this Warrant.
(b)    All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.
(c)    The Company’s summary capitalization table attached hereto as Schedule 1 is true and complete as of the Issue Date.
3.2    Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for sale pro rata to all of the holders of the outstanding shares of the Series E Preferred Stock any additional shares of the Company’s capital stock (or other securities convertible into such capital stock), other than (i) pursuant to the Company’s stock option or other compensatory plans, (ii) in connection with commercial credit arrangements or equipment financings, (iii) in connection with strategic transactions for purposes other than capital raising, or (iv) pursuant to contractual pre-emptive rights; (c) to effect any reclassification or recapitalization of any of its stock; (d) to merge or consolidate with or into any other corporation, or to effect an Acquisition, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company’s securities for cash, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights. Company will also provide information requested by Holder reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements. After the expiration of the Loan Agreement but until the earliest of the expiration of this Warrant, an IPO or change of control, the Company will provide to the Holder operating budgets and updated capitalization tables on a quarterly basis.
3.3    Registration Under Securities Act of 1933, as amended. In connection with the issuance of this Warrant, the Company is amending its Amended and Restated Investors’

Rights Agreement dated as of November 30, 2007 (the “Rights Agreement”) to make Holder a party thereto for the purposes, among other things, of causing the Shares or, if the Shares are convertible into common stock of the Company, such common stock, to have certain “piggyback” and “S-3” registration rights in parity with investors pursuant to and as set forth in the Rights Agreement. The provisions set forth in the Company’s Investors’ Right Agreement or similar agreement relating to the above in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification, or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to Holder.
3.4    No Shareholder Rights. Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.
ARTICLE 4. REPRESENTATIONS, WARRANTIES OF HOLDER. Holder represents and warrants to the Company as follows:
4.1    Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.
4.2    Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
4.3    Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
4.4    Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
4.5    The Act. Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the

Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.
4.6    Rights Agreement. The Holder agrees that the Shares shall be subject to the provisions of Sections 1, 4, 5 and 6 of the Rights Agreement; provided that Holder shall not be permitted to be an Initiating Holder (as defined in the Rights Agreement) for purposes of Section 1.2 of the Rights Agreement.
ARTICLE 5. MISCELLANEOUS.
5.1    Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.
5.2    Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF
THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.
5.3    Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Gold Hill Capital 2008, LP ("Gold Hill") to provide an opinion of counsel if the transfer is to any affiliate of Gold Hill. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.
5.4    Transfer Procedure. Subject to the provisions of Article 5.3 and upon providing the Company with written notice (including delivery of a duly completed and executed Appendix 2), Gold Hill and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Gold Hill or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.
5.5    Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 5.4 above, all notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:
Gold Hill Capital 2008, LP
One Almaden Blvd., Suite 630
San Jose, CA 95113
Attention: Glenn Marasigan
Telephone: (408) 200-7857
Facsimile: (408) 200-7841
Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:
ForeScout Technologies, Inc.
Attn: Danny Hernandez
10001 North De Anza Blvd., Suite 220
Cupertino, CA 95014
Telephone: (408) 213-3191
Facsimile: (408) 213-2283
5.6    Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
5.7    Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
5.8    Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder.
5.9    Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.
[Signature page follows.]

“COMPANY”
ForeScout Technologies, Inc.

By:	/s/ Gordon Boyce	By:	/s/ Danny Hernandez

Name:	Gordon Boyce	Name:	Danny Hernandez
	(Print)		(Print)

Title:	Chairman of the Board, President	Title:	Chief Financial Officer, Secretary,
	or Vice President		Assistant Treasurer or
Assistant Secretary
“HOLDER”
GOLD HILL CAPITAL 2008, LP
By: Gold Hill Capital 2008, LLC, General
Partner

By:

Name:
(Print)

Title:

“COMPANY”
ForeScout Technologies, Inc.

By:		By:

Name:		Name:
	(Print)		(Print)

Title:	Chairman of the Board, President	Title:	Chief Financial Officer, Secretary,
	or Vice President		Assistant Treasurer or
Assistant Secretary
“HOLDER”
GOLD HILL CAPITAL 2008, LP
By: Gold Hill Capital 2008, LLC, General
Partner

By:	/s/ Glenn Marasigan

Name:	Glenn Marasigan
(Print)

Title:	Associate Gold Hill Capital

SCHEDULE 1
CAPITALIZATION TABLE
[See attached.]

Forescout Technologies, Inc. Capitalization Table
Last Edit: 8/1/12

Equity	Authorized Stock	Outstanding Stock	Issued and Outstanding Shares As Converted	Percentage Fully Diluted
Stock
Common:	46,500,000	3,526,381	3,526,381	7.72%
Preferred
Series A	29,495	29,485	1,238,450	2.71%
Series B	126,691	126,678	6,681,024	14.62%
Series C	94,290	94,275	4,972,049	10.88%
Series D	14,000,000	13,497,363	13,497,363	29.54%
Series D-1	1,400,000	1,259,111	1,259,111	2.76%
Series E	8,000,000	7,174,195	7,174,195	15.70%
Total Preferred:	23,650,476	22,181,107	34,822,192
Options/Warrants
Common:		400	400	0.00%
Series D		319,099	319,099	0.70%
Series D-1		0	0	0.00%
Series E		80,587	80,587	0.18%
2000 Stock Plan:
Options Outstanding	10,392,931	6,758,499	6,758,499	14.79%
Options Available for Grant:		191,226	191,226	0.42%
Total Fully Diluted		33,057,299	45,698,384,	100.00%

APPENDIX 1
NOTICE OF EXERCISE
1.    Holder elects to purchase ________ shares of the Common/Series
________ Preferred [strike one] Stock of ForeScout Technologies, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.
[or]
1.    Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for ________of the Shares covered by the Warrant.
[Strike paragraph that does not apply.]
2.    Please issue a certificate or certificates representing the shares in the name specified below:

Holder's Name

(Address)
3.    By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

APPENDIX 2
ASSIGNMENT
For value received, Gold Hill Capital 2008, LP hereby sells, assigns and transfers unto

Name:
Address:

Tax ID:
that certain Warrant to Purchase Stock issued by ForeScout Technologies, Inc.
(the "Company"), on    , 2012 (the "Warrant") together with all rights, title and interest therein.

GOLD HILL CAPITAL 2008, LP
By:

Name:

Title:

Date:
By its execution below, and for the benefit of the Company,      makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof and to be bound to the Rights Agreement to the same extent as Holder is.

By:

Name:

Title: